UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2021

Petros Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39752 (Commission File Number)	85-1410058 (I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036
(Address of principal executive offices)    (Zip code)

(973) 242-0005
(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PTPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2021, Metuchen Pharmaceuticals, LLC (“Metuchen”), a wholly-owned subsidiary of Petros Pharmaceuticals, Inc. (the “Company”), entered into a second letter agreement (the “Second Letter Agreement”), dated as of March 31, 2021 (the “Effective Date”), by and between Metuchen and Hybrid Medical LLC (“Hybrid,” and together with Metuchen, the “Parties”), to amend the License Agreement entered into between the Parties on March 24, 2020, as amended by that certain first letter agreement dated September 24, 2020 between the Parties (as amended, the “License Agreement”).

Pursuant to the terms of the Second Letter Agreement, the Parties agreed to extend the Second Period (as defined in the License Agreement) of the License Agreement for an additional six (6) months to September 24, 2021. Additionally, Metuchen agreed to pay Hybrid a one-time, non-creditable and non-refundable payment of two hundred thousand U.S. Dollars ($200,000), which shall be payable within seven (7) calendar days of the Effective Date.

The foregoing description is qualified in its entirety by reference to the complete terms and conditions of the Second Letter Agreement, which is filed as Exhibit 10.1, to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit	Description

10.1	Letter Agreement, dated as of March 31, 2021, by and between Metuchen Pharmaceuticals, LLC and Hybrid Medical LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROS PHARMACEUTICALS, INC.

Date: April 6, 2021	By:	/s/ Fady Boctor
Name: Fady Boctor
Title: President and Chief Commercial Officer